Exhibit 99.1

FireEye Reports Financial Results for First Quarter 2021

•Revenue of $246 million, an increase of 10 percent from the first quarter of 2020
•Record annualized recurring revenue of $643 million, an increase of 9 percent from the first quarter of 20201
•Record Platform, cloud subscription and managed services annualized recurring revenue of $352 million, an increase of 22 percent from the first quarter of 20201
•Non-GAAP operating margin of 9 percent, an increase of 10 points from the first quarter of 20202
•Increased guidance ranges for 2021 revenue, non-GAAP gross margin, non-GAAP operating margin, and non-GAAP earnings per share
MILPITAS, Calif. – April 27, 2021 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced financial results for the first quarter ended March 31, 2021.
“Our first quarter revenue growth was led by our Platform, Cloud Subscription and Managed Services category, which increased 26% year over year, and our Professional Services category, which increased 25% year over year,” said Kevin Mandia, FireEye Chief Executive Officer.
“We believe effective security depends on more than just preventive controls; it is based on the expertise and intelligence behind them, and the means to validate the controls themselves. To that end, we recently added two new modules to our Mandiant Advantage platform designed to further enable our customers’ ability to access our expertise and intelligence: Mandiant Automated Defense, which adds a powerful, multi-vendor XDR capability, and Mandiant Security Validation, which enables customers to manage, measure, and report on cyber security risk within their organization,” added Mandia.
First Quarter 2021 Financial Results

	Q1 2021	Q1 2020	Y/Y change
Revenue	$246 million	$225 million	+10%
Annualized recurring revenue[1]	$643 million	$590 million	+9%
GAAP gross margin	66%	64%	+2 pts
Non-GAAP gross margin[2]	73%	71%	+2 pts
GAAP operating margin	(15)%	(28)%	+13 pts
Non-GAAP operating margin[2]	9%	(1)%	+10 pts
GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$(0.24)	$(0.35)	+$0.11
Non-GAAP net income (loss) per share attributable to common stockholders, diluted[2]	$0.08	$(0.02)	+$0.10
Cash flow provided (used) by operating activities	$21 million	$(24) million	+$45 million
Capital expenditures	$10 million	$12 million	$(2) million
1 Annualized recurring revenue is defined as the annualized run-rate of active term licenses, subscriptions, and support contracts at the end of a reporting period.
2 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Second Quarter and Updated 2021 Outlook
FireEye provides guidance based on current market conditions and expectations. The company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the COVID-19 pandemic.

	Q2 2021 Outlook	Updated 2021 Outlook
Revenue	$246 - $250 million	$1,010 - $1,030 million
Non-GAAP gross margin	72% - 73%	72% - 73%
Non-GAAP operating margin	9% - 10%	10% - 11%
Net interest income (expense)	$(1) million	$(4) million
Provision for non-GAAP income taxes	$1 - $2 million	$4 - $6 million
Weighted average shares outstanding, diluted	~ 247 million	~ 250 million
Non-GAAP net income (loss) per share attributable to common stockholders, diluted	$0.08 - $0.09	$0.39 - $0.41
Capital expenditures	~ $9 million	~ $35 million

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition related expenses, restructuring charges, non-cash interest expense related to the company’s convertible senior notes, discrete tax provision (benefit), dividends on Series A convertible preferred stock, accretion of Series A convertible preferred stock, other special non-recurring items, and shares issuable upon conversion of the company's convertible senior notes and Series A convertible preferred shares that are anti-dilutive. A reconciliation of non-GAAP guidance measures to the most directly comparable GAAP financial measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation expense in the second quarter of 2021 and full year 2021 will have a significant impact on the company’s GAAP operating margin and net loss per share attributable to common stockholders. Further, amortization of intangible assets, as well as other non-recurring expenses, if any, will also impact results. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the most directly comparable GAAP financial measures for future periods is not available without unreasonable effort.
Recent Highlights
Product, Solutions and Services
•Announced Mandiant Automated Defense as the newest addition to the Mandiant Advantage SaaS platform, adding a powerful, multi-vendor XDR engine that combines Mandiant’s unique expertise and intelligence with machine learning to automate and prioritize alert investigation at machine speed.
•Added M-Score, a confidence score produced by machine-learning models trained on Mandiant intelligence and frontline expertise, to open-source threat indicators aggregated in Mandiant Advantage.
•Introduced Insider Threat Program Assessment and Insider Threat Security as a Service, two new security consulting services designed to help organizations reduce the overall risk of insider threats.
•Introduced new modules for FireEye Endpoint Security, including Host Remediation Module that allows responders to perform corrective action remotely, UAC Protect which is designed to protect against Windows User Access Control bypass attacks, and Ask an Expert which provides in-console connection to connect with a Mandiant expert.
Industry Recognition and Awards
•Leading independent research firm, Forrester Research, named FireEye a leader in their report “The Forrester Wave™: External Threat Intelligence Services, Q1 2021.”

•Forrester Research rated FireEye a strong performer in their report “The Forrester Wave™: Managed Detection and Response, Q1 2021,” the firm’s first-ever Wave for Managed Detection and Response (MDR) service providers.
•Mandiant was recognized as a finalist in the Top MDR Team category and FireEye CEO Kevin Mandia was recognized as a finalist in the Security Industry Changemaker category at the second annual Microsoft Security 20/20 awards.
•FireEye earned five gold-level wins within the 2021 Cybersecurity Excellence Awards in the categories of Endpoint Detection and Response (FireEye Endpoint Security), Email Security (FireEye Email Security), Cloud Security (FireEye Cloudvisory) Threat Detection, Intelligence and Response (Mandiant Threat Intelligence) and Best Cybersecurity Podcast (Eye on Security).
•CRN®, a brand of The Channel Company, named FireEye leaders Chris Carter and Kristi Houssiere to their 2021 list of Channel Chiefs.
Threat Intelligence and Reports
•Published the FireEye® Mandiant® M-Trends® 2021 report, which brings together the best of cybersecurity expertise and threat intelligence with statistics and insights gleaned from recent frontline Mandiant investigations around the globe.
•Identified three zero-day vulnerabilities in SonicWall’s Email Security product that were being exploited in the wild.
•Uncovered a novel malware family, named SLOWPULSE, that enabled attackers to bypass two-factor authentication on Pulse Secure VPN appliances.
•Identified malicious activity by threat actor UNC2546 exploiting multiple zero-day vulnerabilities in Accellion’s legacy File Transfer Appliance (FTA).
Corporate
•Announced that John Watters rejoined FireEye as President and Chief Operating Officer and Bryan Palma joined the company as Executive Vice President of FireEye Products.
Second Quarter 2021 Conference Participation and Investor Events
FireEye also today announced conference participation and investor events for the second quarter of 2021:

Date	Presentation Time (PDT)	Conference/Event
May 13, 2021	10:00 a.m. - 10:45 a.m.	FireEye May Threat Briefing for Investors and Financial Analysts
May 25, 2021	11:10 a.m. - 11:45 a.m.	J.P. Morgan Global Technology, Media and Communications Conference
June 1, 2021	11:30 a.m. - 12:00 p.m.	Cowen 49th Annual Technology, Media, and Telecom Conference
June 8, 2021	12:15 p.m. - 12:50 p.m.	2021 BofA Securities Global Technology Conference
June 9, 2021	7:50 a.m. - 8:20 a.m.	Baird Global Consumer, Technology, and Services Conference
June 10, 2021	10:00 a.m. - 10:45 a.m.	FireEye June Threat Briefing for Investors and Financial Analysts
The above presentations will be webcast. Links to live and archived audio webcasts for these events will be available on the Investor Relations section of the company’s website at https://investors.fireeye.com.
Conference Call Information
FireEye will host a conference call today, April 27, 2021 at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its first quarter financial results and the company’s outlook for the second quarter and full year 2021. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call can be accessed from the Investor Relations section of the company's website at https://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results for the second quarter and full year 2021, including revenue, non-GAAP gross margin, non-GAAP operating margin, net interest income and expense, provision for non-GAAP income taxes, weighted average shares outstanding, non-GAAP net income per share attributable to common stockholders, and capital expenditures in the section entitled “Second Quarter and Updated 2021 Outlook” above, as well as statements regarding plans and opportunities, including new offerings.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products, solutions and services; real or perceived defects, errors or vulnerabilities in FireEye's products, solutions or services; any delay in the release of FireEye's new products, solutions or services; FireEye's ability to realize the expected benefits resulting from its 2020 restructuring plans; the potential disruption or perception of disruption to FireEye's business due to the restructuring plans; the impact of the COVID-19 pandemic on FireEye's business, results of operations, liquidity and capital resources; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products, solutions and services to meet those needs; FireEye’s ability to hire and retain key executives and employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with new offerings; sales and marketing execution risks; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technologies, products, personnel and operations; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-K filed with the Securities and Exchange Commission on February 26, 2021, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.
All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.
Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP financial measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP gross margin. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, and, as applicable, other special or non-recurring items, divided by total revenue.
Non-GAAP operating income (loss) and non-GAAP operating margin. FireEye defines non-GAAP operating income (loss) as operating income (loss) excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, restructuring charges, and other special or non-recurring items. FireEye defines non-GAAP operating margin as non-GAAP operating income (loss) divided by total revenue.

Non-GAAP net income (loss) attributable to common stockholders. FireEye defines non-GAAP net income (loss) attributable to common stockholders as net income (loss) excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, restructuring charges, non-cash interest expense related to the company’s convertible senior notes, discrete tax provision (benefit), dividends on Series A convertible preferred stock, accretion of Series A convertible preferred stock, and other special or non-recurring items.
Non-GAAP net income (loss) per share attributable to common stockholders. FireEye defines non-GAAP net income per diluted share attributable to common stockholders as non-GAAP net income attributable to common stockholders divided by weighted average diluted shares outstanding. Weighted average diluted shares used to calculate non-GAAP net income per diluted share attributable to common stockholders excludes shares issuable upon conversion of the company's convertible senior notes and Series A convertible preferred shares that are anti-dilutive. FireEye defines non-GAAP net loss per share attributable to common stockholders as non-GAAP net loss attributable to common stockholders divided by weighted average basic shares outstanding, which excludes stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes and Series A convertible preferred shares that are anti-dilutive.
Non-GAAP net income attributable to common stockholders and non-GAAP net income per diluted share attributable to common stockholders in the first quarter of 2021 excluded stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, discrete tax provision (benefit), dividends on Series A convertible preferred stock, and accretion of Series A convertible preferred stock. Weighted average diluted shares outstanding used to calculate non-GAAP net income per diluted share excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes and Series A convertible preferred shares that were anti-dilutive.
Non-GAAP net loss attributable to common stockholders and non-GAAP net loss per share attributable to common stockholders in the first quarter of 2020 excluded stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, restructuring charges, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, and discrete tax provision (benefit). Weighted average basic shares outstanding used to calculate non-GAAP net loss per share excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes that were anti-dilutive.
FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition related expenses, restructuring charges, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, discrete tax provision (benefit), dividends on Series A convertible preferred stock, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results over multiple periods.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation is an important part of FireEye employees' overall compensation and has been, and will continue to be for the foreseeable future, a significant recurring expense in the company's business. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation, but also amortization of stock-based compensation expense capitalized in software development costs, non-recurring or non-operating items such as amortization of intangible assets, acquisition related expenses, restructuring charges, non-cash interest expense related to the company’s convertible senior notes, discrete tax provision (benefit), and dividends on Series A convertible preferred stock, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.
About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant consulting. With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 10,100 customers across 103 countries, including more than 50 percent of the Forbes Global 2000.

© 2021 FireEye, Inc. All rights reserved. FireEye, Mandiant and M-Trends are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.
Media inquiries:
Media.Relations@fireeye.com
Investor inquiries:
Investor.Relations@fireeye.com
Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$516,972	$676,454
Short-term investments	783,689	624,824
Accounts receivable, net	109,213	153,575
Inventories	5,432	4,023
Prepaid expenses and other current assets	103,027	103,368
Total current assets	1,518,333	1,562,244
Property and equipment, net	79,550	79,770
Operating lease right-of-use assets, net	39,238	38,251
Goodwill	1,364,837	1,364,886
Intangible assets, net	114,222	126,067
Deposits and other long-term assets	68,764	74,664
Total Assets	$3,184,944	$3,245,882

Liabilities, Convertible preferred stock and Stockholders' equity
Current Liabilities:
Accounts payable	$13,076	$5,107
Operating lease liabilities, current	13,843	16,024
Accrued and other current liabilities	24,804	23,239
Accrued compensation	70,342	95,664
Deferred revenue, current	587,933	613,709
Total current liabilities	709,998	753,743
Convertible senior notes, non-current, net	972,280	960,896
Deferred revenue, non-current	322,765	342,748
Operating lease liabilities, non-current	54,710	42,202
Other long-term liabilities	4,498	12,339
Total liabilities	2,064,251	2,111,928
Commitments and contingencies:
Series A convertible preferred stock	405,562	401,050
Stockholders' equity:
Common stock	24	24
Additional paid-in capital	3,657,910	3,623,244
Treasury stock	(80,000)	(80,000)
Accumulated other comprehensive income	2,039	3,834
Accumulated deficit	(2,864,842)	(2,814,198)
Total stockholders’ equity	715,131	732,904
Total Liabilities, Convertible preferred stock and Stockholders' equity	$3,184,944	$3,245,882

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenue:
Product, subscription and support	$183,017	$174,083
Professional services	63,331	50,639
Total revenue	246,348	224,722
Cost of revenue: (1)(2)(3)
Product, subscription and support	51,968	53,136
Professional services	32,602	28,450
Total cost of revenue	84,570	81,586
Total gross profit	161,778	143,136
Operating expenses:
Research and development (1)(2)(3)	72,420	67,503
Sales and marketing (1)(2)	99,601	100,200
General and administrative (1)	26,489	27,429
Restructuring charges (4)	—	10,974
Total operating expenses	198,510	206,106
Operating loss	(36,732)	(62,970)
Other expense, net (5)	(12,409)	(12,411)
Loss before income taxes	(49,141)	(75,381)
Provision (benefit) for income taxes (6)	1,503	925
Net loss	$(50,644)	$(76,306)
Dividend on series A convertible preferred stock (7)	(4,512)	—
Accretion of series A convertible preferred stock (8)	(82)	—
Net loss attributable to common stockholders, basic and diluted	$(55,238)	$(76,306)
Net loss per share attributable to common stockholders, basic and diluted	$(0.24)	$(0.35)
Weighted average shares used in per share calculations, basic and diluted	234,740	217,789

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(50,644)	$(76,306)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	27,613	24,241
Stock-based compensation	45,767	36,178
Non-cash interest expense related to convertible senior notes	11,384	12,365
Deferred income taxes	(126)	143
Other	2,010	6,267
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	44,517	30,256
Inventories	(234)	(935)
Prepaid expenses and other assets	5,453	2,827
Accounts payable	8,130	1,717
Accrued liabilities	5,379	(1,319)
Accrued compensation	(25,322)	(1,572)
Deferred revenue	(45,759)	(54,711)
Other long-term liabilities	(7,308)	(3,607)
Net cash provided by (used in) operating activities	20,860	(24,456)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(10,023)	(11,680)
Purchases of short-term investments	(339,801)	(103,131)
Proceeds from maturities of short-term investments	176,755	108,462
Business acquisitions, net of cash acquired	49	(12,948)
Purchase of investment in privately held company	—	(1,000)
Lease deposits	461	67
Net cash used in investing activities	(172,559)	(20,230)
CASH FLOWS FROM FINANCING ACTIVITIES:
Accretion of series A convertible preferred stock	(82)	—
Payment related to shares withheld for taxes	(8,798)	(7,399)
Proceeds from exercise of equity awards	1,097	1,348
Net cash used in financing activities	(7,783)	(6,051)
Net change in cash and cash equivalents	(159,482)	(50,737)
Cash and cash equivalents, beginning of period	676,454	334,603
Cash and cash equivalents, end of period	$516,972	$283,866

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
GAAP operating loss	$(36,732)	$(62,970)
Stock-based compensation expense (1)	45,767	36,178
Amortization of stock-based compensation capitalized in software development costs (3)	1,072	1,026
Amortization of intangible assets (2)	11,845	11,960
Restructuring charges (4)	—	10,974
Non-GAAP operating income (loss)	$21,952	$(2,832)
GAAP gross margin	66%	64%
Stock-based compensation expense (1)	4%	3%
Amortization of intangible assets (2)	3%	4%
Non-GAAP gross margin	73%	71%
GAAP operating margin	(15)%	(28)%
Stock-based compensation expense (1)	19%	16%
Amortization of stock-based compensation capitalized in software development costs (3)	—%	—%
Amortization of intangible assets (2)	5%	6%
Restructuring charges (4)	—%	5%
Non-GAAP operating margin	9%	(1)%
GAAP net loss attributable to common stockholders	$(55,238)	$(76,306)
Stock-based compensation expense (1)	45,767	36,178
Amortization of stock-based compensation capitalized in software development costs (3)	1,072	1,026
Amortization of intangible assets (2)	11,845	11,960
Restructuring charges (4)	—	10,974
Non-cash interest expense related to convertible senior notes (5)	11,384	12,365
Adjustment to provision (benefit) from income taxes (6)	200	(315)
Dividend on series A convertible preferred stock (7)	4,512	—
Accretion of series A convertible preferred stock (8)	82	—
Non-GAAP net income attributable to common stockholders	$19,624	$(4,118)
GAAP net loss per common share attributable to common stockholders, basic and diluted	$(0.24)	$(0.35)
Stock-based compensation expense (1)	0.19	0.17
Amortization of stock-based compensation capitalized in software development costs (3)	—	—
Amortization of intangible assets (2)	0.06	0.05
Restructuring charges (4)	—	0.05
Non-cash interest expense related to convertible senior notes (5)	0.05	0.06
Adjustment to provision (benefit) from income taxes (6)	—	—
Dividend on series A convertible preferred stock (7)	0.02	—
Accretion of series A convertible preferred stock (8)	—	—
Non-GAAP net income (loss) per common share attributable to common stockholders, basic	$0.08	$(0.02)
Non-GAAP net income (loss) per common share attributable to common stockholders, diluted	$0.08	$(0.02)
Weighted average shares used in per share calculation for Non-GAAP, basic	234,740	217,789
Weighted average shares used in per share calculation for Non-GAAP, diluted	244,328	217,789

	Three Months Ended March 31,
	2021	2020
(1) Includes stock-based compensation expense as follows:
Cost of product, subscription and support revenue	$4,480	$3,742
Cost of professional services revenue	5,562	3,900
Research and development expense	14,655	11,545
Sales and marketing expense	13,982	11,486
General and administrative expense	7,088	5,505
Total stock-based compensation expense	$45,767	$36,178

(2) Includes amortization of intangible assets as follows:
Cost of product, subscription and support revenue	$7,570	$7,730
Research and development expense	—	109
Sales and marketing expense	4,275	4,121
Total amortization of intangible assets	$11,845	$11,960

(3) Includes amortization of stock-based compensation capitalized in software development costs as follows:
Cost of product, subscription and support revenue	$46	$54
Cost of professional services revenue	23	27
Research and development expense	1,003	945
Total amortization of stock-based compensation capitalized in software development costs	$1,072	$1,026

(4) Includes restructuring charges as follows:
Restructuring charges	$—	$10,974

(5) Includes non-cash interest expense related to convertible senior notes as follows:
Other income, net	$11,384	$12,365

(6) Includes income tax effect of non-GAAP adjustments as follows:
Adjustment to provision (benefit) from income taxes	$200	$(315)

(7) Dividend on series A convertible preferred stock	$4,512	$—

(8) Accretion of series A convertible preferred stock	$82	$—

FireEye, Inc.
REVENUE BREAKOUT
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Product and related subscription and support revenue	$97,155	$105,688
Platform, cloud subscription and managed services revenue	85,862	68,395
Product, subscription and support revenue	183,017	174,083
Professional services revenue	63,331	50,639
Total revenue	$246,348	$224,722

ANNUALIZED RECURRING REVENUE BREAKOUT
(Unaudited, in thousands)

	As of March 31,
	2021	2020
Product and related subscription and support	$291,307	$302,023
Platform, cloud subscription and managed services	351,656	288,076
Total annualized recurring revenue	$642,963	$590,099